UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2018

PARK ELECTROCHEMICAL CORP.

(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road Melville, NY 11747 (Address of Principal Executive Offices) (631) 465-3600 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)	Chief Executive Officer’s Salary.

On January 9, 2018, Brian E. Shore, the Chairman and Chief Executive Officer of Park Electrochemical Corp. (the “Company”), volunteered to reduce his annual salary from $357,760 to $250,000 for the Company’s 2019 fiscal year, which begins February 26, 2018. (Previously, Mr. Shore has declined to accept the Compensation Committee’s offer of a salary increase and a bonus each year since the Company’s 2001 fiscal year, except for the bonuses for the 2008 through 2014 fiscal years, which he has donated in their entirety to charity.)

The Chairman’s voluntary reduction in his salary and the non-employee directors’ voluntary reduction in their directors’ fees, described in Item 8.01 of this Report, are not cost reduction measures but are indicative and symbolic of the Chairman’s and the other directors’ unified and enthusiastic commitment to, and support of, the strategic matters recently announced by the Company and reported in a Form 8-K Current Report filed by the Company on January 4, 2018.

Item 8.01.	Other Events.

Non-Employee Director Fees.

On January 9, 2018, each non-employee Director of the Board of Directors of the Company volunteered to reduce the director’s annual fee by $10,000 for the Company’s 2019 fiscal year.

The current annual fees of non-employee Directors range from $22,000 to $33,000 each depending on the Board of Directors’ Committees of which the Director is a member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

	By:	s/s Stephen E. Gilhuley
Date: January 10, 2018	Name: Stephen E. Gilhuley
Title: Executive Vice President – Administration and Secretary

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